Exhibit 99.1

Verisign to Present at the JP Morgan Global Technology, Media and Telecom Conference

RESTON, VA – May 8, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced that Jim Bidzos, executive chairman, president and chief executive officer, will speak at the JP Morgan Global Technology, Media and Telecom conference in Boston, Massachusetts on Tuesday, May 15, at 2:10 p.m. (ET). Attending the conference with Bidzos will be newly named chief financial officer, George E. Kilguss, III and John Calys, vice president, controller. During the discussion, recent company performance and business initiatives will be highlighted. It will be possible to listen to the discussion via live audio webcast at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Contacts:

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.